As filed with the Securities and Exchange Commission on November 10, 2015
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SOUTH JERSEY INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation or organization)	22-1901645 (IRS Employer Identification Number)
1 South Jersey Plaza
Folsom, New Jersey 08037
(609) 561-9000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
SOUTH JERSEY INDUSTRIES, INC. 401(k) PLAN
(Full Title of the Plan)

Michael J. Renna
President and Chief Executive Officer
South Jersey Industries, Inc.
1 South Jersey Plaza
Folsom, New Jersey 08037
(609) 561-9000
(Name, address and telephone number of agent for service)

with copies to:

Gina Merritt-Epps, Esq. Senior Vice President, General Counsel and Corporate Secretary South Jersey Industries, Inc. 1 South Jersey Plaza Folsom, New Jersey 08037 (609) 561-9000	Richard J. Busis, Esq. Cozen O’Connor 1900 Market Street Philadelphia, Pennsylvania 19103 (215) 665-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered (2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee (3)
Common Stock, $1.25 par value	800,000	$26.83	$21,464,000	$2,161.43

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) also covers an indeterminate amount of interests to be offered or sold pursuant to the South Jersey Industries, Inc. 401(k) Plan (the "401(k) Plan").

(2) Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also covers such additional shares as may hereinafter be offered to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3) Calculated pursuant to Rule 457(h), based upon the average of the high and low sales prices of the Common Stock reported on the New York Stock Exchange on November 4, 2015.

EXPLANATORY NOTE
This Registration Statement is being filed for the purpose of registering an additional 800,000 shares of Common Stock that may be issued from time to time pursuant to the 401(k) Plan. In accordance with Section E of the General Instructions to Form S-8, the contents of the Registration Statement on Form S-8 previously filed by the South Jersey Industries, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) on November 25, 2003 (File No. 333-110731) are incorporated by reference into this Registration Statement, except to the extent supplemented, amended or superseded by the information set forth in this Registration Statement or by any subsequently filed document which is incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents, which have been filed by South Jersey Industries, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, are incorporated in this registration statement by reference:
1.    The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014.
2.    The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015.
3.    The Registrant’s Current Reports on Form 8-K filed on January 26, 2015, (the first Form 8-K filed on such date, which is with respect to Item 5.03 of Form 8-K), March 2, 2015, March 17, 2015, May 4, 2015 and November 2, 2015.
4.    Annual Report on Form 11-K for the fiscal year ended December 31, 2014 of the South Jersey Industries, Inc. 401(k) Plan.
5.    The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-B (File No.1-3990).
All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered by this registration statement have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the date of filing of such document.
Any statement contained in a document incorporated or deemed to be incorporated by reference or deemed to be a part of this registration statement will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any other subsequently filed document that also is incorporated by reference in this registration statement modifies or supersedes such statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be a part of this registration statement may modify or replace existing statements contained in this registration statement. In either case, any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
EXPERTS
The consolidated financial statements, and the related financial statement schedules of South Jersey Industries, Inc. and subsidiaries (the “Company”) incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2014 and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.

Item 6. Indemnification of Directors and Officers.
The New Jersey Business Corporation Act, or NJBCA, provides that a New Jersey corporation has the power to indemnify a corporate agent (defined by the statute to include, among others, the corporation’s officers and directors) against his or her expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his or her being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if (a) such corporate agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and (b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his or her conduct was unlawful.
The NJBCA also provides that a New Jersey corporation has the power to indemnify a corporate agent against his or her expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the corporate agent by reason of his or her being or having been such corporate agent, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such corporate agent shall have been adjudged to be liable to the corporation, unless and only to the extent that a court shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such corporate agent is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.
As authorized by the NJBCA, Article IV of our Bylaws provide that we shall indemnify any corporate agent against his or her liabilities and expenses in connection with any proceeding involving the corporate agent by reason of his or her being or having been such a corporate agent to the extent that (a) such corporate agent is not otherwise indemnified and (b) the power to do so has been or may be granted by statute, and for this purpose our Board of Directors may, and on request of any such corporate agent shall be required to, determine in each case whether or not the applicable standards in any such statute have been met, or such determination shall be made by independent legal counsel if the Board so directs or if the Board is not empowered by statute to make such determination.
The NJBCA permits a New Jersey corporation to purchase and maintain insurance on behalf of any corporate agent against any expenses incurred in any proceeding and any liabilities asserted against him or her by reason of his or her being or having been a corporate agent, whether or not the corporation would have the power to indemnify him or her against such expenses and liabilities under the provisions of the NJBCA. We maintain and pay all premiums on a directors and officers liability policy for our directors and officers and those of our subsidiaries as permitted by the NJBCA.
Item 7. Exemption from Registration Claimed.
Not applicable.

Item 8. Exhibits.
The following exhibits are filed as part of this registration statement:
Exhibit
Number        Description____________________________________________________

4.1.1
Certificate of Incorporation of South Jersey Industries, Inc., as amended through April 19, 1984 (incorporated by reference to Exhibit (4)(a) to the Registrant’s Registration Statement on Form S-2 (File No. 2-91515))

4.1.2
Amendment to Certificate of Incorporation relating to two-for-one stock split effective as of April 28, 1987 (incorporated by reference to Exhibit (4)(e)(1) to the Registrant’s Registration Statement on Form S-3 (File No. 33-1320))

4.1.3
Amendment to Certificate of Incorporation relating to director and officer liability (incorporated by reference to Exhibit (4)(e)(2) to the Registrant’s Registration Statement on Form S-3 (File No. 33-1320))

4.1.4
Amendment to Certificate of Incorporation relating to two-for-one stock split effective as of June 30, 2005 (incorporated by reference to Exhibit.2 to the Registrant’s Quarterly Report on Form 10-Q filed on May 10, 2005)

4.1.5
Amendment to Certificate of Incorporation as of April 23, 2009 establishing the annual election of the Registrant’s directors (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on May 4, 2015)

4.1.6
Amendment to Certificate of Incorporation as of February 27, 2015 increasing the authorized shares of the Registrant in connection with a two-for-one stock split effected through a stock dividend (incorporated by reference to Exhibit 3 to the Registrant’s Current Report on Form 8-K filed on March 2, 2015)

4.2	Bylaws of South Jersey Industries, Inc., as amended and restated through April 30, 2015 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on May 4, 2015)

5.1	Opinion of Cozen O’Connor

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of BDO USA, LLP

23.3	Consent of Cozen O’Connor (included in Exhibit 5.1)

24        Powers of Attorney (included on signature page of the registration statement)

Item 9. Undertakings.
(a)    The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post‑effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post‑effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Folsom, State of New Jersey, on November 10, 2015.
SOUTH JERSEY INDUSTRIES, INC.

By:      /s/ Michael J. Renna
Michael J. Renna
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below in so signing, hereby constitutes and appoints Michael J. Renna and Stephen H. Clark, and each of them acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all post-effective amendments to the this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Michael J. Renna	Director, President and Chief Executive Officer (Principal Executive Officer)	November 10, 2015
Michael J. Renna

/s/ Stephen H. Clark	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 10, 2015
Stephen H. Clark

/s/ Sarah M. Barpoulis	Director	November 10, 2015
Sarah M. Barpoulis

/s/ Thomas A. Bracken	Director	November 10, 2015
Thomas A. Bracken

/s/ Keith S. Campbell	Director	November 10, 2015
Keith S. Campbell

/s/ Victor A. Fortkiewicz	Director	November 10, 2015
Victor A. Fortkiewicz

/s/ Sheila Hartnett-Devlin	Director	November 10, 2015
Sheila Hartnett-Devlin

/s/ Walter M. Higgins III	Director	November 10, 2015
Walter M. Higgins III

/s/ Sunita Holzer	Director	November 10, 2015
Sunita Holzer

/s/ Joseph H. Petrowski	Director	November 10, 2015
Joseph H. Petrowski

/s/ Frank L. Sims	Director	November 10, 2015
Frank L. Sims

South Jersey Industries, Inc. 401(k) Plan

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the South Jersey Industries, Inc. 401(k) Plan), have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Folsom, State of New Jersey, on November 10, 2015.
SOUTH JERSEY INDUSTRIES, INC. 401(k) PLAN

By:  /s/ Stephen H. Clark
Stephen H. Clark
Chairman, Trust Committee

EXHIBIT INDEX

Exhibit
Number        Description of Document

4.1.1
Certificate of Incorporation of South Jersey Industries, Inc., as amended through April 19, 1984 (incorporated by reference to Exhibit (4)(a) to the Registrant’s Registration Statement on Form S-2 (File No. 2-91515))

4.1.2
Amendment to Certificate of Incorporation relating to two-for-one stock split effective as of April 28, 1987 (incorporated by reference to Exhibit (4)(e)(1) to the Registrant’s Registration Statement on Form S-3 (File No. 33-1320))

4.1.3
Amendment to Certificate of Incorporation relating to two-for-one stock split effective as of April 28, 1987 (incorporated by reference to Exhibit (4)(e)(1) to the Registrant’s Registration Statement on Form S-3 (File No. 33-1320))

4.1.4
Amendment to Certificate of Incorporation relating to two-for-one stock split effective as of June 30, 2005 (incorporated by reference to Exhibit.2 to the Registrant’s Quarterly Report on Form 10-Q filed on May 10, 2005)

4.1.5
Amendment to Certificate of Incorporation as of April 23, 2009 establishing the annual election of the Registrant’s directors (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on May 4, 2015)

4.1.6
Amendment to Certificate of Incorporation as of February 27, 2015 increasing the authorized shares of the Registrant in connection with a two-for-one stock split effected through a stock dividend (incorporated by reference to Exhibit 3 to the Registrant’s Current Report on Form 8-K filed on March 2, 2015)

4.2	Bylaws of South Jersey Industries, Inc., as amended and restated through April 30, 2015 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on May 4, 2015)

5.1	Opinion of Cozen O’Connor

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of BDO USA, LLP

23.3	Consent of Cozen O’Connor (included in Exhibit 5.1)

24	Power of Attorney (included on signature page of the registration statement)